Exhibit 24
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENT, that each of the undersigned officers and directors of Core Molding Technologies, Inc., a Delaware corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the “Registration Statement”) for the registration of certain of its shares of common stock for offering and sale pursuant to the Stock Option Agreement (Non-Qualified Director Stock Option) with Thomas R. Cellitti dated February 2, 2004 (33,250 shares), the Stock Option Agreement (Non-Qualified Director Stock Option) with James F. Crowley dated February 2, 2004 (22,650 shares), the Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (33,250 shares) and the Stock Option Agreement (Non-Qualified Director Stock Option) with Malcolm M. Prine dated February 2, 2004 (66,500 shares), hereby constitutes and appoints Kevin L. Barnett and Herman F. Dick, Jr., and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 19th day of May, 2011.

Signature	Title

/s/ Thomas R. Cellitti	Director
Thomas R. Cellitti

/s/ James F. Crowley	Director
James F. Crowley

/s/ Ralph O. Hellmold	Director
Ralph O. Hellmold

/s/ Malcolm M. Prine	Chairman of the Board of Directors
Malcolm M. Prine

/s/ James L. Simonton	Director
James L. Simonton